This  Settlement  Agreement  (the  "Agreement"),  dated  as of
November 20, 1997, by and among Intermedia Communications, Inc. ("ICI"), Moonlight Acquisition Corp. ("Moonlight"), Tel-Save Holdings, Inc. ("Tel-Save"), Shared Technologies Fairchild Inc., ("STF") and TSHCo, Inc. ("TSH") (collectively, the "Parties").


                                 R E C I T A L S


                  WHEREAS, on July 16, 1997, Tel-Save, TSH and STF entered into an Agreement and Plan of Merger (the "Tel-Save Merger Agreement") and certain other agreements and arrangements;

                  WHEREAS, on November 17, 1997, ICI and Moonlight commenced a litigation against Tel-Save, STF and certain other parties, styled Intermedia Communications, Inc. and Moonlight Acquisition Corp. v. Shared Technologies Fairchild, Inc., et al., C.A. No. 16038, Del. Ch. 1997 (the "Litigation") and offered to acquire STF (the "ICI Proposal"); and

                  WHEREAS, the Parties desire to terminate the Litigation and settle all disputes among them arising from, or relating in any way to, the Tel-Save Merger Agreement (and all agreements and arrangements contemplated therein or relating thereto) and the ICI Proposal, and to enter into certain other arrangements among them, including, but not limited to, an Agreement and Plan of Merger, dated the date hereof, by and among STF, ICI and Moonlight (the "ICI Merger Agreement");

                  NOW, THEREFORE, for good and valuable consideration, including the mutual promises, releases, representations, covenants and obligations contained herein or contemplated hereby, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:


                  1.       Settlement of Dispute.


                           1.1 Promptly after the execution and delivery hereof,
each of the Parties hereto shall cause their respective attorneys to execute a stipulation of dismissal, in the form annexed hereto as Exhibit A, dismissing the Litigation with prejudice. Immediately upon execution of said stipulation of dismissal, ICI and Moonlight shall cause their attorneys to file said stipulation of dismissal with the Court of Chancery of the State of Delaware, in and for New Castle County. Each party to the Litigation shall take all steps necessary to effectuate the dismissal with prejudice of the Litigation, and shall pay its own expenses, including attorneys' fees, incident to the Litigation and to the preparation and performance of this Agreement.

                           1.2 (a) Subject to the provisions of paragraph 1.2(c)
hereof, each of the Parties, for itself and its respective officers, directors, affiliates, parent and subsidiary corporations, partners, agents, attorneys, successors, assigns, and anyone claiming any right through it or under it, mutually, irrevocably and unconditionally releases and forever discharges each of the other Parties and their present and former officers, directors, affiliates, parent and subsidiary corporations, partners, agents, representatives, employees, controlling persons, and their respective successors and assigns (collectively, the "Releasees"), from any and all claims, actions, causes of action, suits, debts, dues, rights, offsets, demands, sums of money, accounts, damages, judgments, reckonings, bonds, bonuses, charges, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, extents, executions, and complaints whatsoever, in law, equity or otherwise, under federal law, state law or otherwise, whether known or unknown, which such Party and/or its officers, directors, affiliates, parent and subsidiary corporations, partners, agents, attorneys, successors, assigns, and anyone claiming any right through it or under it, ever had, now has, or hereafter may have, for, upon, or by any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement, based on, relating or with respect to, or arising out of:

                  (i) the facts, underlying claims, or affirmative defenses that were asserted, or could have been asserted, in the Litigation;

                  (ii) the filing or prosecution of the Litigation, or any process or proceedings therein;

                  (iii) the Tel-Save Merger Agreement, the STF Voting Agreements (as defined below), the Option (as defined below), the ICI Proposal or the LD Agreement, as originally executed and delivered (as defined below), or the negotiation or execution of any thereof;

                  (iv) the negotiation or execution of this Agreement, the ICI Merger Agreement, the Amended LD Agreement (as defined below), the
         Option Agreement, of even date herewith, among ICI and certain stockholders of STF (the "Option Agreement"), the Stock Purchase
         Agreement to be entered, between ICI and RHI (the "Stock Purchase Agreement"), the Loan Agreement to be entered between ICI and STF (the "Loan Agreement"), or any other agreement contemplated by such agreements to be executed on or after the date hereof; or

                  (v) any acts, facts, transactions, occurrences, conduct, statements or representations on the part of the Parties or their respective present or former officers, directors, affiliates, parent and subsidiary corporations, partners, agents, representatives, employees or controlling persons with regard to, or directly or indirectly related to, the merger or sale of, or failure to merge or sell, or any offer or proposal to merge or sell, or failure to include any particular term in any agreement to merge or sell, STF, or any statement or omission in the Joint Proxy Statement of Tel-Save and STF of October 30, 1997.

                  (b) Subject to the provisions of paragraph 1.2(c) hereof, each of the Parties, for itself and its respective officers, directors, affiliates, parent and subsidiary corporations, partners, agents, attorneys, successors, assigns, and anyone claiming any right through it or under it, covenants not to sue or bring any claim or action, of any nature whatsoever, against the Releasees, or any one or more of them, in any forum, based on, relating to or arising out of:

                  (i) the facts, underlying claims, or affirmative defenses that were asserted, or could have been asserted, in the Litigation;

                  (ii) the filing or prosecution of the Litigation, or any proceedings therein;

                  (iii) the Tel-Save Merger Agreement, the STF Voting Agreements (as defined below), the Option (as defined below), the ICI Proposal or the LD Agreement, as originally executed and delivered (as defined below);

                  (iv) the negotiation or execution of this Agreement, the ICI Merger Agreement, the Amended LD Agreement (as defined below), the Option Agreement, the Stock Purchase Agreement, the Loan Agreement, or any other agreement contemplated by such agreements to be executed on or after the date hereof; or

                  (v) any acts, facts, transactions, occurrences, conduct, statements or representations on the part of the Parties or their respective present or former officers, directors, affiliates, parent and subsidiary corporations, partners, agents, representatives, employees or controlling persons with regard to, or directly or indirectly related to, the merger or sale of, or failure to merge or sell, or any offer or proposal to merge or sell, or failure to include any particular term in any agreement to merge or sell, STF, or any statement or omission in the Joint Proxy Statement of Tel-Save and STF of October 30, 1997.

                  (c) Nothing in paragraphs 1.2(a) or 1.2(b) hereof shall alter, modify, release or apply to:

                  (i) the rights, obligations, covenants, representations or warranties of the Parties under or in this Agreement;

                  (ii) the rights, obligations, covenants, representations or warranties of STF, ICI and Moonlight under or in the ICI Merger Agreement, the Option Agreement, the Stock Purchase Agreement, the Loan Agreement, or any other agreement contemplated by such agreements to be executed on or after the date hereof;

                  (iii) the rights, obligations, consents, representations or warranties of STF and Tel-Save, Inc. under or in the Amended LD Agreement (as defined below); or

                  (iv) the rights, obligations, covenants, representations, or warranties of STF and ICI under or in the Notes (as defined below).

                  (d) Simultaneously with the execution of this Agreement, ICI, Moonlight, STF, RHI Holdings, Inc. ("RHI") and The Fairchild Corporation ("TFC") are executing and delivering a release in favor of Daniel Borislow ("Borislow"), and Borislow is executing and delivering a release in favor of ICI, Moonlight, STF, RHI, and TFC, in each case in the forms attached as Exhibit B and Exhibit C, respectively. Simultaneously with the execution of this Agreement, ICI, Moonlight, Tel-Save and TSH are executing and delivering a release in favor of RHI and TFC, and RHI and TFC are executing and delivering a release in favor of ICI, Moonlight, Tel-Save and TSH, in each case in the forms attached as Exhibit D and Exhibit E, respectively.

                           1.3  Neither  this  Agreement  nor  any of the  terms
hereof nor any negotiations, proceedings or agreements in connection herewith shall constitute, or be construed as or be deemed to be evidence of, an admission on the part of any Party of any liability or wrongdoing whatsoever, or of the truth or untruth of any of the claims made by any party in the Litigation, or of the merit or any lack of merit of any of the defenses thereto; nor shall this Agreement, or any of the terms hereof, or any negotiations or proceedings in connection herewith, be offered or received in evidence, or used in any proceeding against any of the Parties, or used in any proceeding for any purpose whatsoever, except with respect to the effectuation and enforcement of this Agreement, the ICI Merger Agreement, the Option Agreement, the Stock Purchase Agreement, the Loan Agreement, the Amended LD Agreement (as defined below), the Notes (as defined below), any other agreement contemplated by such agreement to be executed on or after the date hereof, the discontinuance with prejudice of the Litigation, or the releases referred to in paragraph 1.2(d) hereof.

                  2. Termination of the Tel-Save Merger Agreement and Certain Related Agreements. (a) (i) Tel-Save, TSH and STF hereby terminate the Tel-Save Merger Agreement, (ii) Tel-Save and STF hereby terminate the Option Agreement, dated as of July 16, 1997 (the "Option"), between Tel-Save and STF, (iii) the agreements, dated as of July 16, 1997 (the "STF Voting Agreements"), by Tel-Save with each of RHI Holdings, Inc., J.J. Cramer & Co., Mentor Partners, L.P. and Anthony D. Autorino, and the voting agreement, dated as of July 16, 1997, between STF and Borislow (the "Borislow Voting Agreement") by their own terms shall be terminated upon termination of the Tel-Save Merger Agreement, and Tel-Save hereby agrees and confirms that it shall have no rights under the STF Voting Agreements, and STF hereby agrees and confirms that it shall have no rights under the Borislow Voting Agreement, and (iv) except for the Long Distance Agreement, dated as of November 13, 1997 (the "LD Agreement"), between Tel-Save, Inc. and STF, as amended as described herein, and except for this Agreement (and the releases and other instruments contemplated herein), each of Tel-Save, TSH and STF hereby terminates all other agreements and arrangements of any kind arising from or relating to the Tel-Save Merger Agreement and the transactions contemplated thereby (the Tel-Save Merger Agreement, the Option, the STF Voting Agreements, the Borislow Voting Agreement and such other agreements, collectively, the "Terminated Agreements")). Except as expressly provided herein, the termination of the Terminated Agreements shall be without liability to any party to any such Terminated Agreement and shall release each party thereto from any and all further obligations thereunder, including, but not limited to, any obligation to pay any termination fees described in the Tel-Save Merger Agreement.

                  (b) In consideration for the termination of the Tel- Save Merger Agreement, the Option and the STF Voting Agreements, STF hereby pays to Tel-Save $26.250 million by certified check drawn on a bank reasonably acceptable to Tel-Save or wire transfer of immediately available funds.

                  3. Additional Transactions. (a) ICI hereby transfers to Tel-Save $211 million by certified check drawn on a bank reasonably acceptable to Tel-Save or wire transfer of immediately available funds.

                  (b) Tel-Save hereby sells, assigns and transfers to ICI all of its right, title and interest in and to all of the $163,637,000 face amount of the 12 1/4% Senior Subordinated Discount Notes Due 2006 of STF (the "Notes") held by it on the date hereof. Tel-Save represents and warrants to ICI that: (i) Tel-Save owns the Notes, free and clear of all liens, encumbrances, restrictions and defects of title of any kind ("Liens") imposed or incurred by it and, to Tel-Save's knowledge, Tel-Save owns the Notes free and clear of all Liens whatsoever; (ii) Tel-Save has the right to transfer such Notes to ICI without (x) violating any contract, agreement or arrangement to which it is a party or by which it or its assets may be bound, and (y) the imposition of any Lien on the Notes arising from such transfer; and (iii) Tel-Save paid approximately $167 million to acquire the Notes. From time to time after the date hereof, at the request of ICI, and without any additional consideration therefor, Tel- Save shall execute and deliver to ICI such instruments and documents of conveyance and transfer, and do and cause to be done such acts or things, as ICI may reasonably request in order to more effectively transfer and assign to ICI, or perfect or record, ICI's interest in or title to, the Notes.

                  (c) Simultaneously with the execution of this Agreement, Tel-Save, Inc. and STF are amending the LD Agreement by executing and delivering an amendment in the form attached as Exhibit F (the LD Agreement as so amended, the "Amended LD Agreement").

                  4. Standstill. For a period from the date hereof to the earlier of the first anniversary of the date hereof and the date the ICI Merger Agreement shall have been terminated, none of Tel-Save nor any of its affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) will (and none will assist or encourage others to), directly or indirectly:

                           (i)  acquire  or agree,  offer,  seek or  propose  to
                  acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of all or substantially all of the assets or businesses of STF, or any securities issued by STF, or any rights or options to acquire such ownership (including from a third party), or

                           (ii) seek or propose to acquire control of the management or policies of STF (or request permission to do so), or

                           (iii)  enter  into  any  discussions,   negotiations,
                  arrangements or understandings with any third party with respect to any of the foregoing.

                  5. Representations and Warranties. Each of the Parties hereby represents and warrants to each other Party hereto as follows:

                  (a) It has full corporate power and authority to execute and deliver this Agreement and any agreements and documents contemplated hereunder (the "Related Agreements") to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by it of this Agreement and the Related Agreements to which it is a party have been duly authorized by all necessary corporate action on its part, and this Agreement and each of the Related Agreements to which it is a party constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement and the Related Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby constitutes a violation or breach of the certificate of incorporation or by-laws (or other governing instrument) of it or any provision of any contract, license or franchise or other instrument to which it is a party or by which it may be bound.

                  6. Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or
(iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may from time to time designate as to itself by notice similarly given to the other Parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

                       (i)          to ICI and Moonlight at:

                                    Intermedia Communications Inc.
                                    3625 Queen Palm Drive
                                    Tampa, Florida  33619
                                    Attn:  Chief Financial Officer
                                    Telecopier:  (813) 829-2470

         copy to:                   Kronish, Lieb, Weiner & Hellman LLP
                                    1114 Avenue of the Americas
                                    New York, New York 10036-7798
                                    Attn:  Ralph J. Sutcliffe, Esq.
                                    Telecopier:  (212) 479-6275

                       (ii)         to STF at:

                                    Shared Technologies, Inc.
                                    100 Great Meadow Road, Suite 104
                                    Wethersfield, CT  06109
                                    Attn:  Kenneth M. Dorros, Esq.
                                    Telecopier:  (860) 258-2455

              copy to:              Cahill Gordon & Reindel
                                    80 Pine Street
                                    New York, New York 10005
                                    Attn: James J. Clark, Esq.
                                    Telecopier: (212) 269-5420

                  and
                                    The Fairchild Corporation
                                    300 West Service Road
                                    P.O. Box 10803
                                    Chantilly, VA  22021
                                    Attn:  Donald E. Miller, Esq.
                                    Telecopier:  (703) 478-5775


                       (iii)        to Tel-Save and TSH at:

                                    6805 Route 202
                                    New Hope, Pennsylvania 18938
                                    Attn: Chief Executive Officer
                                    Telecopier: (215) 862-1083

              copy to:              Arnold & Porter
                                    399 Park Avenue
                                    New York, New York 10022
                                    Attn: Jonathan C. Stapleton, Esq.
                                    Telecopier: (212) 715-1399

                  and
                                    Aloysius T. Lawn, IV, Esq.
                                    General Counsel
                                    Tel-Save Holdings, Inc.
                                    6805 Route 202
                                    New Hope, Pennsylvania  18938
                                    Telecopier:  (215) 862-1083


                  7. Further Assurances.  Each of the Parties shall, at any time and from time to time after the date hereof, fairly and in good faith, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to procure for each of the Parties and their respective successors and assigns, the consideration to be delivered to them as provided for herein or otherwise to carry out the intent and purposes of this Agreement or to consummate any of the transactions contemplated hereby.

                  8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.   Miscellaneous Provisions.

                       9.1 This Agreement may not be amended, modified, discharged or terminated, nor may the rights of any Party hereunder be waived, except by a written document that is executed by each Party hereto. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof, nor shall any waiver constitute a continuing waiver.

                       9.2 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

                       9.3 The Exhibits referred to herein are a part of this Agreement for all purposes. Terms used in this Agreement shall have the same meanings when used in such Exhibits.

                       9.4  Captions  and  headings  are  employed   herein  for
convenience of reference only and shall not affect the construction or interpretation of any provision hereof.

                       9.5 This Agreement is made under and shall be governed by and construed in accordance with the substantive laws of the State of New York applicable to contracts made and to be performed entirely within that state.

                       9.6 This Agreement and the agreements and instruments contemplated herein constitute the entire agreement between Tel-Save and TSH, on the one hand, and the other Parties hereto, on the other hand, with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                              INTERMEDIA COMMUNICATIONS INC.



                                              By:____________________________



                                              MOONLIGHT ACQUISITION CORP.



                                              By:_____________________________


                                              TEL-SAVE HOLDINGS, INC.



                                              By:_____________________________



                                              SHARED TECHNOLOGIES FAIRCHILD INC.


                                              By:______________________________

                                              TSHCO. INC.


                                              By:______________________________